CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form SB-1 (File No.____) of our report dated May 4, 1999, on our audit of the financial statements of ISW International, Inc. We also consent to the reference to our firm under the caption "Experts."





                                               JAMES MOORE & CO., P.L.


Daytona Beach, Florida
September 13, 1999

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